UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 12, 2012 (December 6, 2012)
Date of report (Date of earliest event reported)

Gramercy Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue	10170
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 297-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported in a Current Report on Form 8-K, dated August 22, 2012, filed by Gramercy Capital Corp. (the "Company") with the Securities and Exchange Commission, GPT GIG BOA Portfolio Holdings LLC (formerly known as BBD1 Holdings LLC) ("Buyer"), a joint venture between GPT BOA Portfolio Member LLC (formerly known as GKK BBD1 Owner LLC) ("GKK Member"), a Delaware limited liability company and a wholly-owned subsidiary of Gramercy Capital Corp. (the "Company"), and FYF Net Lease LLC, a Delaware limited liability company and an affiliate of Garrison Investment Group ("FYF" and, collectively with the GKK Member, the "Members" and each a "Member"), agreed to purchase and acquire 100% of the membership interests (the "Membership Interests") of three entities previously owned by the Company: (i) First States Investors 5000A, LLC ("Property Owner"); (ii) GKK Independence Square Lot LLC ("Parking Lot Owner"); and (iii) AFR Defeasance Pool 1, LLC ("Defeasance Collateral Owner"), each a Delaware limited liability company. Property Owner owns 115 office buildings located in 16 states throughout the United States (the "Real Property"). The Real Property totals approximately 5.6 million square feet of which approximately 4.5 million square feet, or approximately 81%, is leased to Bank of America, N.A. for a term ending in June 2023, and approximately 390,000 square feet, or approximately 7%, is leased to third party tenants. Parking Lot Owner owns a parking lot adjacent to and serving a Real Property located in Independence Square, Missouri. Defeasance Collateral Owner owns U.S Treasury securities acquired and pledged in connection with a prior partial defeasance of certain indebtedness formerly secured by the Real Property and certain other properties.

On December 6, 2012, the Buyer completed the purchase and acquisition of the Membership Interests and the Real Property. The aggregate purchase price for the Membership Interests was $485.0 million which was comprised of $470 million paid in cash and the issuance by the Company of 6.0 million shares of certain classes of the Company's common stock, which stock was valued by the parties at $15.0 million, as further described in Items 3.02 and 5.03 below.

Concurrently with the purchase of the Membership Interests, Buyer sold two multi-tenant office buildings consitiuting a portion of the Real Property for net proceeds of approximately $144.0 million. The two buildings sold at closing were a one million square foot multi-tenant office building located in downtown Chicago and a 406,000 square foot multi-tenant office building located in downtown Charlotte.

Concurrently with the purchase of the Membership Interests, Buyer also consummated a $200.0 million first mortgage loan financing with JPMorgan Chase Bank, National Association, which encumbered 67 of the Real Property parcels. Buyer acquired the remaining 46 Real Property paecels without financing.

Item 3.02. Unregistered Sales of Equity Securities.

On December 6, 2012, the Company issued to KBS Acquisition Sub-Owner 2, LLC ("KBS Seller"): (i) 2,000,000 shares of common stock of the Company, par value $0.001 per share (the "Common Stock"); (ii) 2,000,000 shares of Class B-1 non-voting common stock of the Company, par value $0.001 per share (the "Class B-1 Common Stock"); and (iii) 2,000,000 shares of Class B-2 non-voting common stock of the Company, par value $0.001 per share (the "Class B-2 Common Stock", and together with the Common Stock and the Class B-1 Common Stock, the "Shares"). Each share of Class B-1 Common Stock and Class B-2 Common Stock will be convertible into one share of Common Stock at the option of the holder at any time on or after September 5, 2013 and December 6, 2013, respectively. Each share of Class B-1 Common Stock and Class B-2 Common Stock that has not previously been converted and remains outstanding on March 5, 2014 shall, automatically and without any action on the part of the holder thereof, convert into one share of Common Stock on such date. The Shares were issued without registration in reliance on the exemption in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder, to an "accredited investor" within the meaning of Rule 501(a) of Regulation D.

In addition, on December 6, 2012, KBS Seller and the Company entered into a Stockholder Agreement (the "Stockholder Agreement"), with respect to the Shares, pursuant to which KBS Seller agreed, among other things, to (i) at any meeting of the stockholders of the Company and in any action by written consent of the stockholders of the Company, vote or consent to all of the Shares held by it in accordance with the recommendation or direction of the Company's Board of Directors; (ii) a six-month lock up of all Shares held by it; and (iii) a standstill period of 18 months.

The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholder Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the issuance of Class B-1 Common Stock and Class B-2 Common Stock, the Company caused Articles Supplementary classifying 2,000,000 shares of Class B-1 Common Stock and 2,000,000 shares of Class B-2 Common Stock to be filed with the Maryland State Department of Assessments and Taxation on December 6, 2012.  The terms of the Class B-1 Common Stock and Class B-2 Common Stock are set forth in these Articles Supplementary, a copy which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 6, 2012, the Company issued a press release announcing the closing of the purchase and acquisition of the Membership Interests and the other agreements described above. A copy of the Company's press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

3.1	Articles Supplmentary designating the Class B-1 non-voting common stock of Gramercy Capital Corp., par value $0.001 per share, and Class B-2 non-voting common stock of Gramercy Capital Corp., par value $0.001 per share.
10.1	Loan Agreement, dated December 6, 2012, by and between GPT GIG BOA Portfolio Owner LLC and JPMorgan Chase Bank, National Association.
10.2	Stockholder Agreement, dated December 6, 2012, by and between Gramercy Capital Corp. and KBS Acquisition Sub-Owner 2, LLC.
99.1	Press Release of Gramercy Capital Corp., dated December 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2012

GRAMERCY CAPITAL CORP.

By:	/s/ Jon W. Clark
Name: Jon W. Clark
Title: Chief Financial Officer

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